                                                                 EXHIBIT (a)(23)

                               AMENDMENT NO. 19 TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                       OF NICHOLAS-APPLEGATE MUTUAL FUNDS

         THIS AMENDMENT NO. 19 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NICHOLAS-APPLEGATE MUTUAL FUNDS is made as of the 24th day of July, 1998 by the undersigned, constituting a majority of the Trustees of the Trust.

         WHEREAS, the Amended and Restated Declaration of Trust of the Trust adopted as of December 17, 1992, as heretofore amended (the "Declaration of Trust"), designated certain series of Interests of the Trust; and

         WHEREAS, in connection with the reorganization of the Trust from a "master-feeder" structure to a "multi-class" structure, the undersigned wish to change the name of each Institutional Portfolio series of the Trust to a "Fund", to reclassify the current Interests of each Fund as "Class I" Interests of the Fund, to designate certain additional classes of Interests of each Fund, and to terminate certain series of Interests of the Trust; and

         WHEREAS, the Board of Trustees and the shareholders of the Institutional Portfolio series of the Trust have approved an amendment to the Declaration of Trust related to the creation of multiple classes of series of Interest of the Trust; and

         WHEREAS, the Board of Trustees and the shareholders of the Government Income A, B, C and Qualified Portfolio series of the Trust have approved the reorganization of such series into the Fully Discretionary Fixed Income Fund series of the Trust, and the Board of Trustees wishes to terminate such Government Income Portfolio series; and

         WHEREAS, the Trustees wish to create an addition series of Interests of the Trust to be known as the Global Technology Fund;

         NOW THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

         1. The first sentence of Section 6.1(b) of the Declaration of Trust is hereby amended to read in full as follows: "The Trustees may, without Holder approval, divide

Interests of any series created after the Effective Date, or any Institutional Portfolio series created prior to the Effective Date, into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine."

         2. The name of each Institutional Portfolio series of the Trust is hereby amended to replace the phrase "Institutional Portfolio" with the phrase "Fund".

         3. The Board of Trustees hereby creates Class A, B, C, Q and I Interests of each currently existing Fund and each Fund created hereafter, and all currently outstanding Interests of each Fund are hereby classified as "Class I" Interests of such Fund. The relative rights and privileges of such Classes shall be as set forth in the Multiple Class Plan attached hereto as Exhibit A.

         4. The following series of Interests of the Trust are hereby terminated and dissolved, and the assets of each such series shall be distributed to the holders of Interests of such series pro rata in proportion to their Interests in such series:

Nicholas-Applegate Core Growth Portfolio A
Nicholas-Applegate Core Growth Portfolio B
Nicholas-Applegate Core Growth Portfolio C
Nicholas-Applegate Core Growth Qualified Portfolio
Nicholas-Applegate Government Income Portfolio A
Nicholas-Applegate Government Income Portfolio B
Nicholas-Applegate Government Income Portfolio C
Nicholas-Applegate Government Income Qualified Portfolio
Nicholas-Applegate Income & Growth Portfolio A
Nicholas-Applegate Income & Growth Portfolio B
Nicholas-Applegate Income & Growth Portfolio C
Nicholas-Applegate Income & Growth Qualified Portfolio
Nicholas-Applegate Balanced Growth Portfolio A
Nicholas-Applegate Balanced Growth Portfolio B
Nicholas-Applegate Balanced Growth Portfolio
Nicholas-Applegate Balanced Growth Qualified Portfolio
Nicholas-Applegate Worldwide Growth Portfolio A
Nicholas-Applegate Worldwide Growth Portfolio B
Nicholas-Applegate Worldwide Growth Portfolio C
Nicholas-Applegate Worldwide Growth Qualified Portfolio
Nicholas-Applegate Emerging Growth Portfolio A
Nicholas-Applegate Emerging Growth Portfolio B
Nicholas-Applegate Emerging Growth Portfolio C
Nicholas-Applegate Emerging Growth Qualified Portfolio

Nicholas-Applegate International Small Cap Growth Portfolio A
Nicholas-Applegate International Small Cap Growth Portfolio B
Nicholas-Applegate International Small Cap Growth Portfolio C
Nicholas-Applegate International Small Cap Growth Qualified Portfolio Nicholas-Applegate Emerging Countries Portfolio A
Nicholas-Applegate Emerging Countries Portfolio B
Nicholas-Applegate Emerging Countries Portfolio C
Nicholas-Applegate Emerging Countries Qualified Portfolio
Nicholas-Applegate Global Growth & Income Portfolio A
Nicholas-Applegate Global Growth & Income Portfolio B
Nicholas-Applegate Global Growth & Income Portfolio C
Nicholas-Applegate Global Growth & Income Qualified Portfolio
Nicholas-Applegate Large Cap Growth Portfolio A
Nicholas-Applegate Large Cap Growth Portfolio B
Nicholas-Applegate Large Cap Growth Portfolio C
Nicholas-Applegate Large Cap Growth Qualified Portfolio
Nicholas-Applegate International Core Growth Portfolio A
Nicholas-Applegate International Core Growth Portfolio B
Nicholas-Applegate International Core Growth Portfolio C
Nicholas-Applegate International Core Growth Qualified Portfolio

         5. The second sentence of Section 8.8 of the Declaration of Trust is hereby amended and restated to read in full as follows:

"Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate twenty-three series, as follows:

Nicholas-Applegate Core Growth Fund
Nicholas-Applegate Income & Growth Fund
Nicholas-Applegate Balanced Growth Fund
Nicholas-Applegate Worldwide Growth Fund
Nicholas-Applegate Emerging Growth Fund
Nicholas-Applegate International Small Cap Growth Fund
Nicholas-Applegate Money Market Fund
Nicholas-Applegate Emerging Countries Fund
Nicholas-Applegate Global Growth & Income Fund
Nicholas-Applegate Short-Intermediate Fixed Income Fund
Nicholas-Applegate Fully Discretionary Fixed Income Fund

Nicholas-Applegate Mini-Cap Growth Fund
Nicholas-Applegate Value Fund
Nicholas-Applegate High Yield Bond Fund
Nicholas-Applegate Strategic Income-Fund
Nicholas-Applegate Large Cap Growth Fund
Nicholas-Applegate International Core Growth Fund
Nicholas-Applegate Global Blue Chip Fund
Nicholas-APplegate Emerging Markets Bond Fund
Nicholas-Applegate Pacific Rim Fund
Nicholas-Applegate Greater China Fund
Nicholas-Applegate Latin America Fund
Nicholas-Applegate Global Technology Fund"

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                                    /s/ Fred C. Applegate
-----------------                                   -----------------------
Arthur B. Laffer                                    Fred C. Applegate

/s/ Charles E. Young
---------------------
Charles E. Young

                                                                       Exhibit A

                       THE NICHOLAS-APPLEGATE MUTUAL FUNDS
                              MULTIPLE CLASS PLAN

         This Multiple Class Plan ("Plan") has been prepared, pursuant to the requirements of rule 18f-3(d) under the Investment Company Act of 1940 ("Investment Company Act" or "Act"), in connection with the offer and sale of shares of the various series of Nicholas-Applegate Mutual Funds (the "Trust"). Each series other than the Money Market Fund (each a "Fund" and collectively the "Funds") is a multiple class fund within the meaning of rule 18f-3.

         In accordance with the requirements of rule 18f-3, this Plan describes the differences among the classes of shares that are issued by the Funds, including the distribution arrangement that pertains to each class, the methods of allocating expenses relating to those differences, and the conversion features or exchange privileges relating to the classes.

                                  I. Background

         The Trust is an open-end investment company registered under the Investment Company Act. The Trust currently has 17 series, and may have other Funds in the future. Each Fund has differing investment objectives and policies.

         Each Fund currently offers up to five classes of shares -- Class A, B, C, Q, and I, although certain Funds currently have only Class I shares. The classes of each Fund represent interests in the same portfolio of investments held by the Fund and, except as described below, are identical in all respects. The classes differ in the following respects: (1) in the shareholder service plan attributable to Class A, B, C and Q shares but not Class I shares; (2) in the distribution plan attributable to Class A, B and C shares but not Class Q or I shares; (3) in the expenses that may be incurred by or allocated to one class as compared to another, and in the expense limitations applicable to one class as compared to the others; (4) in the substantially greater minimum investment required to purchase Class Q and I shares than the other classes of shares; (5) in the types of investors eligible to purchase Class Q and I shares; and (6) in the voting rights accorded to each class. These differences are discussed below in more detail.

                          II. Discussion of Differences

         A.       Sales Loads

                  An investor in Class A shares pays a front-end sales charge ranging up to 5.25% of the offering price, subject to certain quantity discounts and eligibility for purchases at net asset value, as described in the Funds' prospectuses. In addition, the Funds may impose a contingent deferred sales charge on redemption of Class A shares purchased within one year without a front-end sales charge as a result of the purchase of more than $1 million. An investor in Class B or C shares pays no front-end sales charge. However, the Funds impose a contingent deferred sales charge on redemptions of Class B shares redeemed within six years of purchase, at rate declining from 5% to zero over the period. In addition, the Funds may impose a contingent deferred sales charge on redemptions of Class C shares purchased within one year, similar to the charge imposed on Class A shares.

         B.       Distribution Plan Arrangements

                  Class A, B and C shares of the Funds are subject to a Rule 12b-l Distribution Plan. Pursuant to the Rule 12b-l Distribution Plan, Class A shares of the Funds pay the Fund's Distributor an annual fee of up to 0.25% of the average net assets of the Fund attributable to Class A shares, and Class B and C shares pay the Distributor an annual fee of up to 0.75% of the average net assets attributable to Class B and C shares, respectively.

         C.       Shareholder Service Arrangements

                  Class A, B, C and Q shares are subject to a Shareholder Service Plan (the "Service Plan"). Pursuant to the Service Plan, shares of each such Class of a Fund pay the Fund's Distributor an annual fee of up to 0.25% of the average net assets of the Fund attributable to the shares of the Class.

         D.       Minimum Investments.

                  In general, the minimum initial investment in Class A, B and C shares is $2,000, and the minimum additional investment is $100, subject to certain waivers described in the Funds' prospectuses. In general, the minimum initial investment in Class Q and I shares is $250,000, and the minimum additional investment is $10,000, subject to certain waivers described in the Funds' prospectuses.

         E.       Eligible Investors.

                  In general, any investor may purchase Class A, B and C shares of the Funds, which are offered primarily through broker dealers who are not affiliated with the Distributor. Class Q shares are offering primarily to qualified retirement plans, certain financial institutions, and asset allocation programs through the Distributor and unaffiliated broker-dealers. Class I shares are available only to institutions and certain asset allocation programs through the Distributor.

         F.       Expense Limitations.

                  The Fund's Adviser has guaranteed that, for so long as it acts as investment adviser to a Fund, the total expenses of the various Classes of shares of the Fund, including advisory fees (but excluding interest, taxes, portfolio transaction expenses, blue sky fees, 12b-l plan fees and extraordinary expenses), will not exceed a specified percentage of the Class' average daily net assets on an annualized basis. Each Class will reimburse the Adviser for fees foregone or other expenses paid by the

 Adviser in any fiscal year pursuant to the expense guarantee at a later date, without interest, so long as such reimbursement will not cause the annual expense ratio for the year in which it is made to exceed the amount of the expense guarantee. No Class will be required to repay any unreimbursed amounts to the Adviser upon termination of its investment management contract with respect to the Fund.

                  The expense limitation for Class I shares will generally be lower than for the other Classes of shares by the amount of the Service Plan and Distribution Plan fees attributable to the other Classes. The expense limitation for Class Q shares will generally be lower than for the Class A, B and C shares by the amount of the Distribution Plan fees attributable to the Class A, B and C shares. The expense limitation for Class A shares will generally be lower than for the Class B and C shares as a result of lower Distribution Plan fees. The net income attributable to the various Classes of shares and the dividends payable on the various Classes of shares will vary as a result of the differing applicable expenses and expense limitations.

         H.       Paying for Expenses

                  1.   Expenses Allocated to a Particular Class

                  Certain expenses of a Fund will be allocated solely to a particular class of shares of the Fund because they relate only to the expenses of that class. Such expenses include:

         (a) distribution expenses associated with distribution of Class A, B and C shares of the Funds for which distribution plan fees will be assessed, and shareholder servicing expenses associated with the servicing of Class A, B, C and Q shareholders of the Funds for which a shareholder servicing fee will be assessed;

         (b) incremental transfer agent fees identified by the transfer agent as being attributable to a specific class;

         (c) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to shareholders of a particular class;

         (d)      blue sky registration fees incurred by a particular class;

         (e)      SEC registration fees incurred by a particular class;

         (f) the expenses of administrative personnel and services as required to support the shareholders of a particular class;

         (g)      accounting expenses relating to a particular class;

         (h) litigation or other legal expenses relating to a particular class;

         (i) trustees' fees and expenses incurred as a result of issues relating to a particular class;

         (j) any other incremental expenses subsequently identified that should be properly allocated to a particular class of shares.

                  2.   Expenses Allocated to All Classes

                  Other expenses of a Fund will be allocated to all classes of shares of the Fund in accordance with the requirements of rule 18f-3(c). These include the management fee paid to the Adviser to the Fund; the custodial fee; and certain other expenses of the Fund. These expenses will be allocated to each class of a Fund based on the net asset value of such class in relation to the net asset value of the Fund.

         I.       Conversion Features and Exchange Privileges

                  Shareholders of any Class of a Fund may exchange their shares for shares of the same Class of any of the other Funds, or for shares of the Money Market Fund, at the respective net asset values determined after receipt of the request in good order. Class B shares will automatically convert to Class A shares approximately seven years after purchase, at the respective net asset values on the date of conversion. If a shareholder who has exchanged Class B or C shares for shares of the Money Market Fund seeks to redeem his Money Market Fund shares before satisfying the applicable holding period with respect to the Class A, B or C shares, the redemption proceeds will be subject to the applicable contingent deferred sales charge, if any. If a shareholder seeks to acquire Class A shares of any Fund, or shares of the Money Market Fund, through exchange for shares of any other Class, the shareholder will be required to pay the applicable sales charge of the Fund into which the shares are exchanged.

J.       Voting of Class Shares

         The voting rights of each shareholder of a Fund are the same, except that A, B and C shares will have the exclusive right to vote on matters relating to the Distribution Plan, to the extent that such a shareholder vote is required by the Investment Company Act or otherwise requested. Rule 12b-l adopted by the Securities and Exchange Commission under the Investment Company Act requires that (i) any amendment of the Distribution Plan to increase materially the costs which a Class of shares of a Fund may bear for distribution services under the Plan must be approved by a vote of a majority of the outstanding shares of that Class of the Fund; and (ii) the Distribution Plan may be terminated at any time with respect to any Class of shares of a Fund by the vote of a majority of the outstanding shares of the Class. Each shareholder is entitled to one vote for each full share held and fractional votes for fractional shares held. Shareholders will vote in the aggregate and" not by class or series, except as noted above and where otherwise required by law (or when permitted by the Board of Trustees).

Adopted as of November 14, 1997